                                                                    Exhibit 4.25



                       THIRD AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT is made as of this 16th day of December, 2002, by and among PENNSYLVANIA SUBURBAN WATER COMPANY, a Pennsylvania corporation and successor by merger to Philadelphia Suburban Water Company ("Borrower"), the several banks which are parties to this Agreement (each a "Bank" and collectively, "Banks") and PNC BANK, NATIONAL ASSOCIATION in its capacity as agent for Banks (in such capacity, "Agent").

                                   BACKGROUND
                                   ----------

         A. Borrower, Agent, Banks and Wachovia Bank, National Association (successor by merger to First Union National Bank) ("Wachovia") are parties to a Credit Agreement, dated as of December 22, 1999, as amended by a First Amendment to Credit Agreement dated as of November 28, 2000 and a Second Amendment to Credit Agreement dated as of December 18, 2001 (as so amended, the "Credit Agreement"), pursuant to which Banks and Wachovia agreed to make revolving credit loans to Borrower in an aggregate outstanding amount of up to $70,000,000 (the "Loans"). The Loans are evidenced by Borrower's Revolving Credit Notes in the aggregate principal face amount of $70,000,000 (the "Notes").

         B. Borrower, Agent and Banks desire to decrease the amount of the facility by $15,000,000, terminate, at its request, the Commitment of Wachovia, modify the interest rate provisions of the Credit Agreement and extend the Termination Date of the facility, all on the terms and subject to the conditions herein set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT
                                    ---------

         1. Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         2. Amendments to Credit Agreement. Effective on December 16, 2002 (the "Effective Date") the Credit Agreement is hereby amended as follows:

         (a) The definition of Termination Date in Section 1.1 is hereby amended and restated to read in full as follows:

         "Termination Date": the earlier of (a) December 14, 2003 or any later date to which the Termination Date shall have been extended pursuant to subsection 2.8(d) hereof and (b) the date the Commitments are terminated as provided herein."

         (b) Section 2.6(b) is hereby amended by deleting "twenty two and one-half basis points (.225%)" and substituting therefor "twenty five basis points (.25%)."

         (c) The Commitment of Wachovia is hereby terminated at its request and the amount of the Total Commitment is hereby reduced from $70,000,000 to $55,000,000 and any references to "$70,000,000" in the Credit Agreement shall be changed to "$55,000,000." The Commitment of each of the other Banks shall remain unchanged.

         (d) To give effect to the termination of Wachovia's Commitment and the corresponding reduction in the Total Commitment, Schedule I to the Credit Agreement is hereby amended and replaced with Schedule I attached hereto.

         3. Repayment of Wachovia. On the Effective Date, all of the Revolving Credit Loans of Wachovia, all accrued interest thereon and any Fees and other amounts due to Wachovia under the Credit Agreement shall be paid by Borrower to Wachovia, the Revolving Credit Note of Wachovia shall be canceled and returned to Borrower and Wachovia shall cease to be a Bank under (and accordingly shall cease to be a party to) the Credit Agreement. Following such repayment Agent shall obtain from Wachovia its acknowledgment that it is no longer a Bank under or a party to the Credit Agreement.

         4. Adjusting Payments. On or before the Effective Date Agent shall notify each Bank as to the adjusting payments, if any, which will be required to be made to the outstanding Revolving Credit Loans of each Bank in order to give effect to the termination of Wachovia's Commitment and the decrease in the Total Commitment so that after such adjusting payments are made each Bank's outstanding Revolving Credit Loans evidenced by such Bank's Revolving Credit Note shall be in an amount equal to its Commitment Percentage of all outstanding Revolving Credit Loans. On the Effective Date each Bank agrees to pay to the other Banks the amounts, if any, specified by Agent in such notice.

         5. Loan Documents. Except where the context clearly requires otherwise, all references to the Credit Agreement in any of the Loan Documents or any other document delivered to Banks or Agent in connection therewith shall be to the Credit Agreement as amended by this Agreement.

         6. Borrower's Ratification. Borrower agrees that it has no defenses or set-offs against Banks or Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Borrower hereby ratifies and confirms its obligations under the Loan Documents as amended hereby and agrees that the execution and delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder.

         7. Representations and Warranties. Borrower hereby represents and warrants to Agent and Banks that:

                  (a) Except as otherwise previously disclosed to Agent and Banks, the representations and warranties made in the Credit Agreement, as amended by this Agreement, are true and correct as of the date hereof;



                                       2
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                  (b) No Default or Event of Default under the Credit Agreement exists on the date hereof; and

                  (c) This Agreement has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms.

         All of the above representations and warranties shall survive the making of this Agreement.

         8. Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of Agent and its counsel, of the following conditions precedent on or before the Effective Date:

                  (a) Borrower shall have delivered to Agent, with copies or counterparts for each Bank as appropriate, the following, all of which shall be in form and substance satisfactory to Agent and shall be duly completed and executed:

                  (i)      This Agreement;

                  (ii) Copies, certified by the Secretary or an Assistant Secretary of Borrower of resolutions of the board of directors of Borrower in effect on the date hereof authorizing the execution, delivery and performance of this Agreement and the other documents and transactions contemplated hereby;

                  (iii) Copies, certified by its corporate secretary of the articles of incorporation, certificate of formation, and by-laws of Borrower as in effect, or a certificate stating that there have been no changes to any such documents since the most recent date, true and correct copies thereof were delivered to Agent; and

                  (iv) Such additional documents, certificates and information as Agent or Banks may require pursuant to the terms hereof or otherwise reasonably request.

                  (b) The representations and warranties set forth in the Credit Agreement shall be true and correct on and as of the date hereof.

                  (c) No Default or Event of Default shall have occurred and be continuing as of the date hereof.

                  (d) Borrower shall have paid to Agent for the benefit of Banks an additional fee of $66,000 to be distributed to Banks pro rata in accordance with their Commitments (after giving effect to the decrease in the Total Commitments provided herein).



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

         9. Miscellaneous.

                  (a) All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to Agent and Banks in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

                  (b) The execution, delivery and effectiveness of this Agreement shall neither operate as a waiver of any right, power or remedy of Agent or Banks under any of the Loan Documents nor constitute a waiver of any Default or Event of Default or default thereunder.

                  (c) In consideration of Agent's and Banks' agreement to amend the existing credit facility, Borrower hereby waives and releases Agent and Banks and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising that it ever had up until, or has as of, the date of this Agreement.

                  (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

                  (e) In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  (f) This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

                  (g) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (h) The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.





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

                  IN WITNESS WHEREOF, Borrower, Agent and Banks have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                      PENNSYLVANIA SUBURBAN
                                         WATER COMPANY


                                      By:  /s/ Kathy L. Pape
                                           ------------------------------------
                                           Title:  Vice President and Treasurer


                                      PNC BANK, NATIONAL ASSOCIATION,
                                      as a Bank and as Agent


                                      By:  /s/ Forrest B. Patterson, Jr.
                                           ------------------------------------
                                           Title:  Vice President


                                      CITIZENS BANK OF PENNSYLVANIA


                                      By:  /s/ Mark W. Torie
                                           ------------------------------------
                                           Title:  Vice President


                                      FLEET NATIONAL BANK


                                      By:  /s/ Diane Donaldson
                                           ------------------------------------
                                           Title:  Vice President





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                                                                    Exhibit 4.25

                                   Schedule I

                         Bank and Commitment Information


                                                                   Swing Line
         Bank                              Commitment              Commitment
         ----                              ----------              ----------

PNC Bank, National Association             $22,500,000             $5,000,000
1000 Westlakes Drive, Suite 200
Berwyn, PA  19312
Attention:  Forrest B. Patterson, Jr.

Citizens Bank of Pennsylvania              $17,500,000                    N/A
610 W. Germantown Avenue
Plymouth Meeting, PA  19462
Attention:  Mark W. Torie

Fleet National Bank                        $15,000,000                    N/A
2 Portland Square, 5th Floor
Portland, Maine  04101
Attention:  Diane Donaldson